UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report - March 31, 2009

(Date of earliest event reported)

INGERSOLL-RAND COMPANY LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	001-16831	75-2993910
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Clarendon House

2 Church Street

Hamilton HM 11, Bermuda

(Address of principal executive offices, including zip code)

(441) 295-2838

(Registrant’s phone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 31, 2009, Ingersoll-Rand Company Limited (“IR Limited”) and Ingersoll-Rand Global Holding Company Limited (“IR Global”) entered into (1) a Pricing Agreement (the “Senior Notes Pricing Agreement”) with the several underwriters named therein, for whom Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and J.P. Morgan Securities Inc. acted as the representatives (the “Representatives”), which incorporates by reference an Underwriting Agreement Standard Provisions, dated March 31, 2009 (together with the Senior Notes Pricing Agreement, the “Senior Notes Underwriting Agreement”), for the issuance and sale by IR Global of $655,000,000 aggregate principal amount of 9.500% Senior Notes due 2014 (the “Senior Notes”) and (2) a Pricing Agreement (the “Exchangeable Notes Pricing Agreement”) with the several underwriters named therein, for whom the Representatives acted as the representatives, which incorporates by reference an Underwriting Agreement Standard Provisions, dated March 31, 2009 (together with the Exchangeable Notes Pricing Agreement, the “Exchangeable Notes Underwriting Agreement”), for the issuance and sale by IR Global of $345,000,000 aggregate principal amount of 4.50% Exchangeable Senior Notes due 2012 (the “Exchangeable Senior Notes” and together with the Senior Notes, the “Notes”). The Notes are fully and unconditionally guaranteed by IR Limited, which owns 100% of IR Global. Copies of the Pricing Agreements and Underwriting Agreements are attached hereto as Exhibits 1.1, 1.2, 1.3 and 1.4 and are incorporated herein by reference.

The Notes have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to IR Limited’s and IR Global’s shelf registration statement on Form S-3ASR (File No. 333-152954) previously filed with the Securities and Exchange Commission under the Securities Act.

The Senior Notes were issued (and the guarantee delivered) pursuant to an indenture, dated as of August 12, 2008 (the “Base Indenture”), among IR Limited, IR Global and Wells Fargo Bank, N.A., as trustee (the “Trustee”), as supplemented by a second supplemental indenture, dated as of April 3, 2009 (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Senior Notes Indenture”), among IR Limited, IR Global and the Trustee. The Exchangeable Senior Notes were issued (and the guarantee delivered) pursuant to the Base Indenture, as supplemented by a third supplemental indenture, dated as of April 6, 2009 (the “Third Supplemental Indenture” and, together with the Base Indenture, the “Exchangeable Senior Notes Indenture”), among IR Limited, IR Global and the Trustee. A copy of the Base Indenture is set forth as Exhibit 4.4 of IR Limited’s Annual Report on Form 10-K for the year ended December 31, 2008, filed on March 2, 2009, and is incorporated herein by reference. Copies of the Second Supplemental Indenture and the Third Supplemental Indenture are attached hereto as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference. The descriptions of the Senior Notes Indenture, the Exchangeable Senior Notes Indenture and the Notes in this report are summaries and are qualified in their entirety by the terms of the Senior Notes Indenture, the Exchangeable Senior Notes Indenture and the Notes, respectively.

The Notes are unsecured unsubordinated obligations of IR Global and rank equally with all of the existing and future unsecured and unsubordinated indebtedness of IR Global. The guarantees of the Notes are unsecured obligations of IR Limited and rank equal in right of payment to all of IR Limited’s existing and future unsecured and unsubordinated indebtedness.

IR Global will pay interest on the Senior Notes semi-annually on April 15 and October 15, beginning October 15, 2009, to holders of record on the preceding April 1 and October 1, as the case may be. Interest will be calculated on the basis of a 360-day year of twelve 30-day months. The Senior Notes will mature on April 15, 2014. IR Global may redeem the Senior Notes in whole or in part at any time and from time to time prior to their stated maturity at the redemption prices set forth in the Second Supplemental Indenture. The interest rate of the Senior Notes will be subject to adjustment from time to time based on certain rating events. In the event of a change of control triggering event (as defined in the Senior Notes Indenture), the holders of the Senior Notes may require IR Global to purchase for cash all or a portion of their Senior Notes at a purchase price equal to 101% of the principal amount of such Senior Notes, plus accrued and unpaid interest, if any, to the date of purchase. The Senior Notes are subject to certain customary covenants, including limitations in IR Global’s and IR Limited’s ability with exceptions, to incur debt secured by liens and to engage in sale/leaseback transactions.

IR Global will pay interest on the Exchangeable Senior Notes semiannually on April 15 and October 15, beginning October 15, 2009, to holders of record on the preceding April 1 and October 1, as the case may be. Interest will be calculated on the basis of a 360-day year of twelve 30-day months. The Exchangeable Senior Notes will mature on April 15, 2012. The Exchangeable Senior Notes are exchangeable in certain circumstances and during certain periods (as described in the Third Supplemental Indenture) at an initial exchange rate of 55.7414 IR common shares per $1,000 principal amount of Exchangeable Senior Notes (equivalent to an initial exchange price of approximately $17.94 per IR common share), subject to adjustment in certain circumstances as set forth in the Third Supplemental Indenture. In addition, following certain corporate transactions that occur prior to the maturity date, IR Global will increase the exchange rate for a holder who elects to exchange its Exchangeable Senior Notes in connection with such a corporate transaction in certain circumstances. Upon exchange, IR Global will deliver cash up to the aggregate principal amount of the Exchangeable Senior Notes to be exchanged, and cash, IR common shares or a combination thereof (at its discretion) in respect of the remainder, if any, of its exchange obligation in excess of the aggregate principal amount of the Exchangeable Senior Notes being exchanged. If certain fundamental changes occur, as described in the Third Supplemental Indenture, holders may require IR Global to purchase the Exchangeable Senior Notes in whole or in part for cash at a price equal to 100% of the principal amount of the Exchangeable Senior Notes to be purchased plus any accrued and unpaid interest to, but excluding, the fundamental change purchase date. The Exchangeable Senior Notes are not redeemable at IR Global’s option prior to maturity.

Holders of the Notes may not enforce the Senior Notes Indenture and the Exchangeable Senior Notes Indenture or the Notes except as provided therein. In case an event of default (other than a default resulting from bankruptcy, insolvency or reorganization) shall occur and be continuing with respect to a particular series of the notes, the Trustee or the holders of not less than 25% in aggregate principal amount of the then outstanding notes of that series may declare the principal amount on all the notes of that series to be due and payable. If an event of default results from bankruptcy, insolvency or reorganization, the principal amount of all the notes of a particular series will automatically become due and payable. Any event of default with respect to the notes of a series (except defaults in payment of principal of (or premium, if any, on) or interest, if any, on the notes of a particular series or a default in respect of a covenant or provision that cannot be modified without the consent of the holder of each outstanding note of a series) may be waived by the holders of at least a majority in aggregate principal amount of the notes of a particular series then outstanding.

The net proceeds from the offerings of the Notes will be used to repay the remaining amount outstanding under IR Global’s senior unsecured bridge loan facility with any amounts in excess of such repayment to be used for general corporate purposes.

In the ordinary course of business, certain of the underwriters and their respective affiliates have provided, and may in the future provide, financial advisory, investment banking and other financial and banking services, and the extension of credit, to IR Limited or its subsidiaries. Each of Credit Suisse Securities (USA) LLC, Goldman Sachs Credit Partners LP and certain other affiliates of Goldman, Sachs & Co., and JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities Inc., are lenders under IR Limited’s and IR Global’s senior unsecured bridge loan facility. Each of Credit Suisse, Cayman Islands Branch, an affiliate of Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. (and certain of its affiliates) and J.P. Morgan Chase Bank, N.A. are lenders under certain of IR Limited’s credit facilities. Each of Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and J.P. Morgan Securities Inc. were advisors to IR Limited in connection with its acquisition of Trane, Inc. These underwriters and their affiliates have received, and may in the future receive, customary fees and commissions for their services. In addition, J.P. Morgan Securities Inc. is an arranger in respect of IR Limited’s expansion of its existing 364-day trade receivables financing facility and will receive customary fees in connection therewith.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

The disclosures set forth in Item 1.01 pertaining to the Notes are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Senior Notes Pricing Agreement, dated as of March 31, 2009, among Ingersoll-Rand Global Holding Company Limited, as issuer, Ingersoll-Rand Company Limited, as guarantor, and Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and J.P. Morgan Securities Inc., as representatives of the several underwriters named therein.

1.2	Senior Notes Underwriting Agreement, dated as of March 31, 2009, among Ingersoll-Rand Global Holding Company Limited, as issuer, Ingersoll-Rand Company Limited, as guarantor, and Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and J.P. Morgan Securities Inc., as representatives of the several underwriters named therein.

1.3	Exchangeable Senior Notes Pricing Agreement, dated as of March 31, 2009, among Ingersoll-Rand Global Holding Company Limited, as issuer, Ingersoll-Rand Company Limited, as guarantor, and Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and J.P. Morgan Securities Inc., as representatives of the several underwriters named therein.

1.4	Exchangeable Senior Notes Underwriting Agreement, dated as of March 31, 2009, among Ingersoll-Rand Global Holding Company Limited, as issuer, Ingersoll-Rand Company Limited, as guarantor, and Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and J.P. Morgan Securities Inc., as representatives of the several underwriters named therein.

4.1	Second Supplemental Indenture, dated as of April 3, 2009, among Ingersoll-Rand Global Holding Company Limited, Ingersoll-Rand Company Limited and Wells Fargo Bank, N.A., as trustee, to that certain Indenture, dated as of August 12, 2008, among Ingersoll-Rand Global Holding Company Limited, Ingersoll-Rand Company Limited and Wells Fargo Bank, N.A., as trustee.

4.2	Third Supplemental Indenture, dated as of April 6, 2009, among Ingersoll-Rand Global Holding Company Limited, Ingersoll-Rand Company Limited and Wells Fargo Bank, N.A., as trustee, to that certain Indenture, dated as of August 12, 2008, among Ingersoll-Rand Global Holding Company Limited, Ingersoll-Rand Company Limited and Wells Fargo Bank, N.A., as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGERSOLL-RAND COMPANY LIMITED
(Registrant)

Date: April 6, 2009	/s/ Patricia Nachtigal
Patricia Nachtigal
Senior Vice President and
General Counsel